Exhibit 99

CACI Reports Results for Its Fiscal 2015 Third Quarter

  Operating cash flow of $97 million
  Contract funding orders of $965 million, 22 percent higher year over year
  Contract awards of $687 million, nearly $5 billion year-to-date
  Funded backlog of $2.1 billion, 29 percent higher year over year

ARLINGTON, Va.--(BUSINESS WIRE)--April 29, 2015--CACI International Inc (NYSE MKT: CACI), a leading information solutions and services provider to the federal government, announced results today for its third fiscal quarter ended March 31, 2015.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “During the third quarter of Fiscal Year 2015, we continued to win new business, deliver operational excellence, and deploy capital for growth opportunities. We had strong contract awards and funding orders despite continued delays in award decisions and protests which impacted the start of new work and our financial performance. Our work for the Office of Personnel Management (OPM) continues to grow and is on track with our expectations. We also acquired LTC Engineering Associates which deepens our bench of highly skilled professionals, expanding our offerings in the C4ISR and Cyber market areas. We are confident in our competitive posture and in our solutions that support our customers enduring critical missions to counter threats at home and around the world. We are confident in our strategy and believe we are well positioned for a solid fourth quarter and the start of FY16.”

Third Quarter Results

(in millions except per-share data)	Q3, FY15	Q3, FY14	% Change
Revenue	$817.8	$900.4	-9.2%
Operating income	$53.7	$60.5	-11.3%
Net income attributable to CACI	$29.0	$30.8	-5.8%
Diluted earnings per share	$1.18	$1.19	-0.2%

Revenue for the third quarter of Fiscal Year 2015 (FY15) decreased 9.2 percent compared to the third quarter of Fiscal Year 2014 (FY14). We maintained our direct labor base during the quarter, and direct costs declined due to a reduction of subcontract labor and other direct costs resulting from general federal government budget-related activities. The decrease in operating income was a result of the aforementioned budget-related activities offset by lower indirect costs and selling expenses occurring from ongoing cost control actions. The lesser decrease in diluted earnings per share as compared to the decrease in net income was due to fewer diluted shares as a result of paying off our convertible notes in May 2014. Cash provided by operations in the quarter was $97.1 million.

Additional Financial Metrics

	Q3, FY15	Q3, FY14	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$70.0	$78.7	-11.1%
Diluted adjusted earnings per share, a non-GAAP measure	$1.69	$1.78	-5.1%
Days sales outstanding	61	62

Third Quarter Awards and Contract Funding Orders

Our contract awards were $687 million in the third quarter of FY15, compared with $700 million of contract awards in the third quarter of FY14. Approximately 40 percent of our awards in the quarter were new business. Contract awards through the first nine months of FY15 were nearly $5.0 billion. Some of the awards in the quarter included:

  An $86 million, three-year task order to provide engineering and technical support to the U.S. Army’s Software Engineering Center. This is new work for us and expands our presence in the C4ISR and Logistics and Material Readiness market areas.
  A $43 million, one-year task order to continue to provide engineering support, including modeling and simulation and sensor development, for the U.S. Army’s Night Vision and Electronic Sensors Directorate. This work sustains our business in the C4ISR market area.
  A $38.5 million, five-year contract to provide rapid prototyping and technology insertion support to the U.S. Army’s Communications-Electronics Research Development and Engineering Center. This is a continuation of work, reinforcing our business in the C4ISR market area.
  A $38 million, five-year contract to provide weapons systems support, including test, evaluation, and information assurance services, to the Naval Surface Warfare Center Dahlgren Division. This is new work for us, further growing our presence in the C4ISR market area.
  A $32 million, five-year contract to support the Electronic Claims Case Adjudication and Processing Environment for the Office of Medicare Hearing and Appeals within the Department of Health and Human Services. This is new work in our Healthcare market area.

Contract funding orders in the third quarter were $965 million compared with $794 million in the year earlier quarter. Our total backlog at March 31, 2015 was $9.7 billion. Funded backlog at March 31, 2015 was $2.1 billion.

Third Quarter Highlights and Recognition

  Fortune magazine ranked CACI among the most admired companies in the world in the IT services industry and in the Commonwealth of Virginia for the second consecutive year. The list, described as the “definitive report card on corporate reputations,” affirms CACI’s position as a top IT innovator supporting our customers’ most challenging missions with character and integrity.
  We announced a cooperative partnership with Appcelerator®, provider of a leading mobile engagement platform, to offer a unique solution set to the federal market, particularly the Department of Defense and Intelligence Community. The partnership will enable customers to quickly deploy mobile apps at a decreased cost and for a higher return on investment.

Nine Months Results

	Nine Months,	Nine Months,
(in millions except per-share data)	FY15	FY14	% Change
Revenue	$2,447.9	$2,658.8	-7.9%
Operating income	$161.3	$188.2	-14.3%
Net income attributable to CACI	$84.8	$98.8	-14.1%
Diluted earnings per share	$3.49	$3.89	-10.4%

Revenue decreased 7.9 percent compared to revenue for the nine months of FY14. We increased our direct labor base during the first nine months of FY15, and direct costs declined due to reductions in subcontract labor and other direct costs resulting from in-theater reductions and federal government budget-related activities. The decrease in operating income in the first nine months of FY15 was primarily a result of the aforementioned reductions, budget-related activities, and ramp-up costs associated with the significant growth of background investigation work for the OPM. The lesser decrease in diluted earnings per share as compared to the decrease in net income was due to fewer diluted shares as a result of paying off our convertible notes in May 2014. Cash provided by operations in the first nine months of FY15 was $190.4 million.

Additional Financial Metrics

	Nine Months,	Nine Months,	%
	FY15	FY14	Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$211.9	$236.1	-10.3%
Diluted adjusted earnings per share, a non-GAAP measure	$5.04	$5.53	-8.9%

Subsequent Event

On April 1, 2015, we announced that we had acquired LTC Engineering Associates, Inc., a highly specialized provider of technical engineering solutions and services to the Intelligence and Department of Defense communities in the areas of software engineering, cybersecurity, signals intelligence (SIGINT), communications intelligence (COMINT), and digital signal processing. The acquisition expands our capabilities in the C4ISR, Intelligence, and Cyber market areas.

CACI Narrows FY15 Guidance Ranges

We are narrowing the FY15 guidance ranges for revenue, net income, and diluted earnings per share. The table below summarizes the changes and represents our views as of April 29, 2015:

	Current FY 2015	Previous FY 2015
(In millions except for tax rate and earnings per share)	Guidance	Guidance
Revenue	$3,300 - $3,350	$3,300 - $3,600
Net income attributable to CACI	$125 - $130	$125 - $135
Effective corporate tax rate	37.6%	38.1%
Diluted earnings per share	$5.12 - $5.33	$5.14 - $5.56
Diluted weighted average shares	24.4	24.3

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, April 30, 2015 during which members of our senior management team will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 94732795. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap 600 Index. CACI provides dynamic careers for over 16,700 employees in 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011 and the Bipartisan Budget Act of 2013; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Revenue	$817,797	$900,393	-9.2%	$2,447,946	$2,658,844	-7.9%
Costs of revenue
Direct costs	542,841	605,780	-10.4%	1,626,139	1,813,874	-10.3%
Indirect costs and selling expenses	205,174	216,164	-5.1%	610,407	609,704	0.1%
Depreciation and amortization	16,067	17,917	-10.3%	50,098	47,098	6.4%
Total costs of revenue	764,082	839,861	-9.0%	2,286,644	2,470,676	-7.4%
Operating income	53,715	60,532	-11.3%	161,302	188,168	-14.3%
Interest expense and other, net	8,473	11,480	-26.2%	26,153	28,324	-7.7%
Income before income taxes	45,242	49,052	-7.8%	135,149	159,844	-15.4%
Income taxes	16,185	18,043	-10.3%	50,199	60,533	-17.1%
Net income	29,057	31,009	-6.3%	84,950	99,311	-14.5%
Noncontrolling interest	(18)	(181)		(139)	(529)
Net income attributable to CACI	$29,039	$30,828	-5.8%	$84,811	$98,782	-14.1%

Basic earnings per share	$1.20	$1.31	-8.5%	$3.55	$4.22	-15.8%
Diluted earnings per share	$1.18	$1.19	-0.2%	$3.49	$3.89	-10.4%

Weighted average shares used in per share computations:
Basic	24,165	23,473		23,871	23,406
Diluted	24,527	25,973		24,313	25,368

Statement of Operations Data (Unaudited)
	Quarter Ended			Nine Months Ended
	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Operating income margin	6.6%	6.7%		6.6%	7.1%
Tax rate	35.8%	36.9%		37.2%	38.0%
Net income margin	3.6%	3.4%		3.5%	3.7%

EBITDA**	$69,967	$78,739	-11.1%	$211,871	$236,140	-10.3%
EBITDA Margin	8.6%	8.7%		8.7%	8.9%

Adjusted net income**	$41,537	$46,343	-10.4%	$122,539	$140,328	-12.7%
Diluted adjusted earnings per share	$1.69	$1.78	-5.1%	$5.04	$5.53	-8.9%

**See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	3/31/2015	6/30/2014
ASSETS:
Current assets
Cash and cash equivalents	$33,552	$64,461
Accounts receivable, net	594,148	615,580
Prepaid expenses and other current assets	69,032	55,808
Total current assets	696,732	735,849

Goodwill and intangible assets, net	2,376,200	2,418,979
Property and equipment, net	63,477	68,485
Other long-term assets	131,916	135,825
Total assets	$3,268,325	$3,359,138

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$41,563	$41,563
Accounts payable	114,780	55,811
Accrued compensation and benefits	175,019	183,361
Other accrued expenses and current liabilities	122,045	141,852
Total current liabilities	453,407	422,587

Long-term debt, net of current portion	1,036,152	1,238,728
Other long-term liabilities	350,693	338,657
Total liabilities	1,840,252	1,999,972

Shareholders' equity	1,428,073	1,359,166
Total liabilities and shareholders' equity	$3,268,325	$3,359,138

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2015	3/31/2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$84,950	$99,311
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	50,098	47,098
Non-cash interest expense	-	10,245
Amortization of deferred financing costs	2,062	2,178
Loss on extinguishment of debt	-	4,116
Stock-based compensation expense	10,051	8,890
Provision for deferred income taxes	25,682	17,420
Undistributed earnings of unconsolidated joint ventures	(610)	(1,420)
Changes in operating assets and liabilities
Accounts receivable, net	15,774	61,700
Prepaid expenses and other assets	(5,605)	(10,641)
Accounts payable and accrued expenses	40,486	(71,638)
Accrued compensation and benefits	(6,644)	(23,261)
Income taxes receivable and payable	(25,538)	(489)
Other liabilities	(298)	2,793
Net cash provided by operating activities	190,408	146,302

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,128)	(11,636)
Purchases of businesses, net of cash acquired	-	(838,427)
Investment in unconsolidated joint venture	542	-
Other	793	(1,020)
Net cash used in investing activities	(11,793)	(851,083)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings under credit facilities	(203,507)	696,632
Payment of contingent consideration	-	(3,294)
Proceeds from employee stock purchase plans	2,499	2,681
Proceeds from exercise of stock options	691	-
Repurchases of common stock	(2,587)	(2,804)
Payment of taxes for equity transactions	(7,168)	(9,493)
Other	2,899	3,752
Net cash( used in) provided by financing activities	(207,173)	687,474
Effect of exchange rate changes on cash and cash equivalents	(2,351)	1,339
Net decrease in cash and cash equivalents	(30,909)	(15,968)
Cash and cash equivalents, beginning of period	64,461	64,337
Cash and cash equivalents, end of period	$33,552	$48,369

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Department of Defense	$538,289	65.8%	$656,407	72.9%	$(118,118)	-18.0%
Federal Civilian Agencies	229,589	28.1%	188,857	21.0%	40,732	21.6%
Commercial and other	49,919	6.1%	55,129	6.1%	(5,210)	-9.5%
Total	$817,797	100.0%	$900,393	100.0%	$(82,596)	-9.2%

	Nine Months Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Department of Defense	$1,640,747	67.0%	$1,924,359	72.4%	$(283,612)	-14.7%
Federal Civilian Agencies	651,212	26.6%	571,885	21.5%	79,327	13.9%
Commercial and other	155,987	6.4%	162,600	6.1%	(6,613)	-4.1%
Total	$2,447,946	100.0%	$2,658,844	100.0%	$(210,898)	-7.9%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Cost reimbursable	$377,119	46.1%	$439,957	48.9%	$(62,838)	-14.3%
Fixed price	295,855	36.2%	283,151	31.4%	12,704	4.5%
Time and materials	144,823	17.7%	177,285	19.7%	(32,462)	-18.3%
Total	$817,797	100.0%	$900,393	100.0%	$(82,596)	-9.2%

	Nine Months Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Cost reimbursable	$1,127,458	46.1%	$1,304,092	49.1%	$(176,634)	-13.5%
Fixed price	882,204	36.0%	819,879	30.8%	62,325	7.6%
Time and materials	438,284	17.9%	534,873	20.1%	(96,589)	-18.1%
Total	$2,447,946	100.0%	$2,658,844	100.0%	$(210,898)	-7.9%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Prime	$733,207	89.7%	$804,570	89.4%	$(71,363)	-8.9%
Subcontractor	84,590	10.3%	95,823	10.6%	(11,233)	-11.7%
Total	$817,797	100.0%	$900,393	100.0%	$(82,596)	-9.2%

	Nine Months Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Prime	$2,185,496	89.3%	$2,382,563	89.6%	$(197,067)	-8.3%
Subcontractor	262,450	10.7%	276,281	10.4%	(13,831)	-5.0%
Total	$2,447,946	100.0%	$2,658,844	100.0%	$(210,898)	-7.9%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2015	3/31/2014	$ Change		% Change
Contract Funding Orders	$964,637	$794,158		$170,479	21.5%
	Nine Months Ended
(dollars in thousands)	3/31/2015	3/31/2014	$	Change	% Change
Contract Funding Orders	$2,885,286	$2,703,478		$181,808	6.7%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Direct labor	$271,162	50.0%	$270,405	44.6%	$757	0.3%
Other direct costs	271,679	50.0%	335,375	55.4%	(63,696)	-19.0%
Total direct costs	$542,841	100.0%	$605,780	100.0%	$(62,939)	-10.4%

	Nine Months Ended
(dollars in thousands)	3/31/2015		3/31/2014		$ Change	% Change
Direct labor	$786,556	48.4%	$764,086	42.1%	$22,470	2.9%
Other direct costs	839,583	51.6%	1,049,788	57.9%	(210,205)	-20.0%
Total direct costs	$1,626,139	100.0%	$1,813,874	100.0%	$(187,735)	-10.3%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance.   EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies.  We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance.  This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business.  EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization.  EBITDA margin is EBITDA divided by revenue.  Adjusted Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense net of related tax effects.  Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported.  EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies.  These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Net income attributable to CACI	$29,039	$30,828	-5.8%	$84,811	$98,782	-14.1%
Plus:
Income taxes	16,185	18,043	-10.3%	50,199	60,533	-17.1%
Interest income and expense, net	8,676	11,951	-27.4%	26,763	29,727	-10.0%
Depreciation and amortization	16,067	17,917	-10.3%	50,098	47,098	6.4%
EBITDA	$69,967	$78,739	-11.1%	$211,871	$236,140	-10.3%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Revenue, as reported	$817,797	$900,393	-9.2%	$2,447,946	$2,658,844	-7.9%
EBITDA	69,967	78,739	-11.1%	211,871	236,140	-10.3%
EBITDA margin	8.6%	8.7%		8.7%	8.9%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Net income attributable to CACI	$29,039	$30,828	-5.8%	$84,811	$98,782	-14.1%
Plus:
Stock-based compensation	3,857	3,105	24.2%	10,051	8,890	13.1%
Depreciation and amortization	16,067	17,917	-10.3%	50,098	47,098	6.4%
Amortization of financing costs	684	1,049	-34.8%	2,062	2,178	-5.3%
Non-cash interest expense	-	3,476	-100.0%	-	10,245	-100.0%
Less:
Related tax effect	(8,110)	(10,032)	-19.2%	(24,483)	(26,865)	-8.9%
Adjusted net income	$41,537	$46,343	-10.4%	$122,539	$140,328	-12.7%

	Quarter Ended			Nine Months Ended
(shares in thousands)	3/31/2015	3/31/2014	% Change	3/31/2015	3/31/2014	% Change
Diluted weighted average shares, as reported	24,527	25,973		24,313	25,368
Diluted earnings per share	$1.18	$1.19	-0.2%	$3.49	$3.89	-10.4%
Diluted adjusted earnings per share	$1.69	$1.78	-5.1%	$5.04	$5.53	-8.9%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, 703-841-7801
Executive Vice President, Public Relations
jbrown@caci.com
or
Investor Relations:
David Dragics, 866-606-3471
Senior Vice President, Investor Relations
ddragics@caci.com